Proxy Voting Policies and Procedures

                                For BlackRock Advisors, LLC
                   And Its Affiliated SEC Registered Investment Advisers

                             Amended and Restated March 5, 2008

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                                Table of Contents

                                                                         Page
Introduction...............................................................

Scope of Committee Responsibilities........................................

Special Circumstances......................................................

Voting Guidelines..........................................................

    Boards of Directors....................................................

    Auditors...............................................................

    Compensation and Benefits..............................................

    Capital Structure......................................................

    Corporate Charter and By-Laws..........................................

    Corporate Meetings.....................................................

    Investment Companies...................................................

    Environmental and Social Issues........................................

Notice to Clients..........................................................

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                      Proxy Voting Policies and Procedures

      These Proxy Voting Policies and Procedures ("Policy") for BlackRock Advisors, LLC and its affiliated U.S. registered investment advisers(1) ("BlackRock"), which were effective October 1, 2006 and Amended and Restated March 5, 2008, reflect our duty as a fiduciary under the Investment Advisers Act of 1940 (the "Advisers Act") to vote proxies in the best interests of our clients. BlackRock serves as the investment manager for investment companies, other commingled investment vehicles and/or separate accounts of institutional and other clients. The right to vote proxies for securities held in such accounts belongs to BlackRock's clients. Certain clients of BlackRock have retained the right to vote such proxies in general or in specific circumstances.(2) Other clients, however, have delegated to BlackRock the right to vote proxies for securities held in their accounts as part of BlackRock's authority to manage, acquire and dispose of account assets.

      When BlackRock votes proxies for a client that has delegated to BlackRock proxy voting authority, BlackRock acts as the client's agent. Under the Advisers Act, an investment adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services the adviser undertakes on the client's behalf, including proxy voting. BlackRock is therefore subject to a fiduciary duty to vote proxies in a manner BlackRock believes is consistent with the client's best interests,(3) whether or not the client's proxy voting is subject to the fiduciary standards of the Employee Retirement Income Security Act of 1974 ("ERISA").(4) When voting proxies for client accounts (including investment companies), BlackRock's primary objective is to make voting decisions solely in the best interests of clients and ERISA clients' plan beneficiaries and participants. In fulfilling its obligations to clients, BlackRock will seek to act in a manner that it believes is most likely to enhance the economic value of the underlying securities held in client accounts.(5) It is imperative that BlackRock considers the interests of its clients, and not the interests of BlackRock, when voting proxies and that real (or perceived) material conflicts that may arise between BlackRock's interest and those of BlackRock's clients are properly addressed and resolved.

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(1) The Policy does not apply to BlackRock Asset Management U.K. Limited and
BlackRock Investment Managers International Limited, which are U.S. registered investment advisers based in the United Kingdom.
(2) In certain situations, a client may direct BlackRock to vote in accordance with the client's proxy voting policies. In these situations, BlackRock will seek to comply with such policies to the extent it would not be inconsistent with other BlackRock legal responsibilities.
(3) Letter from Harvey L. Pitt, Chairman, SEC, to John P.M. Higgins, President, Ram Trust Services (February 12, 2002) (Section 206 of the Investment Advisers Act imposes a fiduciary responsibility to vote proxies fairly and in the best interests of clients); SEC Release No. IA-2106 (February 3, 2003).
(4) DOL Interpretative Bulletin of Sections 402, 403 and 404 of ERISA at 29 C.F.R. 2509.94-2
(5) Other considerations, such as social, labor, environmental or other policies, may be of interest to particular clients. While BlackRock is cognizant of the importance of such considerations, when voting proxies it will generally take such matters into account only to the extent that they have a direct bearing on the economic value of the underlying securities. To the extent that a BlackRock client desires to pursue a particular social, labor, environmental or other agenda through the proxy votes made for its securities held through BlackRock as investment adviser, BlackRock encourages the client to consider retaining direct proxy voting authority or to appoint independently a special proxy voting fiduciary other than BlackRock.

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      Advisers Act Rule 206(4)-6 was adopted by the SEC in 2003 and requires, among other things, that an investment adviser that exercises voting authority over clients' proxy voting adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of clients, discloses to its clients information about those policies and procedures and also discloses to clients how they may obtain information on how the adviser has voted their proxies.

      In light of such fiduciary duties, the requirements of Rule 206(4)-6, and given the complexity of the issues that may be raised in connection with proxy votes, BlackRock has adopted these policies and procedures. BlackRock's Equity Investment Policy Oversight Committee, or a sub-committee thereof (the "Committee"), addresses proxy voting issues on behalf of BlackRock and its clients.(6) The Committee is comprised of senior members of BlackRock's Portfolio Management Group and advised by BlackRock's Legal and Compliance Department.

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(6) Subject to the Proxy Voting Policies of Merrill Lynch Bank & Trust Company
FSB, the Committee may also function jointly as the Proxy Voting Committee for Merrill Lynch Bank & Trust Company FSB trust accounts managed by personnel dually-employed by BlackRock.

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I.    Scope of Committee Responsibilities

      The Committee shall have the responsibility for determining how to address proxy votes made on behalf of all BlackRock clients, except for clients who have retained the right to vote their own proxies, either generally or on any specific matter. In so doing, the Committee shall seek to ensure that proxy votes are made in the best interests of clients, and that proxy votes are determined in a manner free from unwarranted or inappropriate influences. The Committee shall also oversee the overall administration of proxy voting for BlackRock accounts.(7)

      The Committee shall establish BlackRock's proxy voting guidelines, with such advice, participation and research as the Committee deems appropriate from portfolio managers, proxy voting services or other knowledgeable interested parties. As it is anticipated that there will not necessarily be a "right" way to vote proxies on any given issue applicable to all facts and circumstances, the Committee shall also be responsible for determining how the proxy voting guidelines will be applied to specific proxy votes, in light of each issuer's unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternative actions. In so doing, the Committee may determine to vote a particular proxy in a manner contrary to its generally stated guidelines.

      The Committee may determine that the subject matter of certain proxy issues are not suitable for general voting guidelines and requires a case-by-case determination, in which case the Committee may elect not to adopt a specific voting guideline applicable to such issues. BlackRock believes that certain proxy voting issues - such as approval of mergers and other significant corporate transactions - require investment analysis akin to investment decisions, and are therefore not suitable for general guidelines. The Committee may elect to adopt a common BlackRock position on certain proxy votes that are akin to investment decisions, or determine to permit portfolio managers to make individual decisions on how best to maximize economic value for the accounts for which they are responsible (similar to normal buy/sell investment decisions made by such portfolio managers).(8)

      While it is expected that BlackRock, as a fiduciary, will generally seek to vote proxies over which BlackRock exercises voting authority in a uniform manner for all BlackRock clients, the Committee, in conjunction with the portfolio manager of an account, may determine that the specific circumstances of such account require that such account's proxies be voted differently due to such account's investment objective or other factors that differentiate it from other accounts. In addition, on proxy votes that are akin to investment

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(7) The Committee may delegate day-to-day administrative responsibilities to other BlackRock personnel and/or outside service providers, as appropriate.
(8) The Committee will normally defer to portfolio managers on proxy votes that are akin to investment decisions except for proxy votes that involve a material conflict of interest, in which case it will determine, in its discretion, the appropriate voting process so as to address such conflict.

decisions, BlackRock believes portfolio managers may from time to time legitimately reach differing but equally valid views, as fiduciaries for BlackRock's clients, on how best to maximize economic value in respect of a particular investment.

      The Committee will also be responsible for ensuring the maintenance of records of each proxy vote, as required by Advisers Act Rule 204-2.(9) All records will be maintained in accordance with applicable law. Except as may be required by applicable legal requirements, or as otherwise set forth herein, the Committee's determinations and records shall be treated as proprietary, nonpublic and confidential.

      The Committee shall be assisted by other BlackRock personnel, as may be appropriate. In particular, the Committee has delegated to the BlackRock Operations Department responsibility for monitoring corporate actions and ensuring that proxy votes are submitted in a timely fashion. The Operations Department shall ensure that proxy voting issues are promptly brought to the Committee's attention and that the Committee's proxy voting decisions are appropriately disseminated and implemented.

      To assist BlackRock in voting proxies, the Committee may retain the services of a firm providing such services. BlackRock has currently retained Institutional Shareholder Services ("ISS") in that role. ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to BlackRock may include, but are not limited to, in-depth research, voting recommendations (which the Committee is not obligated to follow), vote execution, and recordkeeping.

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(9) The Committee may delegate the actual maintenance of such records to an outside service provider. Currently, the Committee has delegated the maintenance of such records to Institutional Shareholder Services.

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II.   Special Circumstances

      Routine Consents. BlackRock may be asked from time to time to consent to an amendment to, or grant a waiver under, a loan agreement, partnership agreement, indenture or other governing document of a specific financial instrument held by BlackRock clients. BlackRock will generally treat such requests for consents not as "proxies" subject to these Proxy Voting Policies and Procedures but as investment matters to be dealt with by the responsible BlackRock investment professionals would, provided that such consents (i) do not relate to the election of a board of directors or appointment of auditors of a public company, and (ii) either (A) would not otherwise materially affect the structure, management or control of a public company, or (B) relate to a company in which BlackRock clients hold only interests in bank loans or debt securities and are consistent with customary standards and practices for such instruments.

      Securities on Loan. Registered investment companies that are advised by BlackRock as well as certain of our advisory clients may participate in securities lending programs. Under most securities lending arrangements, securities on loan may not be voted by the lender (unless the loan is recalled). BlackRock believes that each client has the right to determine whether participating in a securities lending program enhances returns, to contract with the securities lending agent of its choice and to structure a securities lending program, through its lending agent, that balances any tension between loaning and voting securities in a matter that satisfies such client. If client has decided to participate in a securities lending program, BlackRock will therefore defer to the client's determination and not attempt to seek recalls solely for the purpose of voting routine proxies as this could impact the returns received from securities lending and make the client a less desirable lender in a marketplace. Where a client retains a lending agent that is unaffiliated with BlackRock, BlackRock will generally not seek to vote proxies relating to securities on loan because BlackRock does not have a contractual right to recall such loaned securities for the purpose of voting proxies. Where BlackRock or an affiliate acts as the lending agent, BlackRock will also generally not seek to recall loaned securities for proxy voting purposes, unless the portfolio manager responsible for the account or the Committee determines that voting the proxy is in the client's best interest and requests that the security be recalled.

      Voting Proxies for Non-US Companies. While the proxy voting process is well established in the United States, voting proxies of non-US companies frequently involves logistical issues which can affect BlackRock's ability to vote such proxies, as well as the desirability of voting such proxies. These issues include (but are not limited to): (i) untimely notice of shareholder meetings, (ii) restrictions on a foreigner's ability to exercise votes, (iii) requirements to vote proxies in person, (iv) "shareblocking" (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting), (v) potential difficulties in translating the proxy, and (vi) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions.

      As a consequence, BlackRock votes proxies of non-US companies only on a "best-efforts" basis. In addition, the Committee may determine that it is generally in the best interests of BlackRock clients not to vote proxies of companies in certain countries if the Committee determines that the costs (including but not limited to opportunity costs associated with shareblocking constraints) associated with exercising a vote generally are expected to outweigh the benefit the client will derive by voting on the issuer's proposal. If the Committee so determines in the case of a particular country, the Committee (upon advice from BlackRock portfolio managers) may override such determination with respect to a particular issuer's shareholder meeting if the Committee believes the benefits of seeking to exercise a vote at such meeting outweighs the costs, in which case BlackRock will seek to vote on a best-efforts basis.

      Securities Sold After Record Date. With respect to votes in connection with securities held on a particular record date but sold from a client account prior to the holding of the related meeting, BlackRock may take no action on proposals to be voted on in such meeting.

      Conflicts of Interest. From time to time, BlackRock may be required to vote proxies in respect of an issuer that is an affiliate of BlackRock (a "BlackRock Affiliate"), or a money management or other client of BlackRock (a "BlackRock Client").(10) In such event, provided that the Committee is aware of the real or potential conflict, the following procedures shall apply:

      o The Committee intends to adhere to the voting guidelines set forth herein for all proxy issues including matters involving BlackRock Affiliates and BlackRock Clients. If, however, the matter to be voted on represents a non-routine matter that is material to a BlackRock Affiliate or a BlackRock Client and the Committee does not reasonably believe it is able to follow its general voting guidelines (or if the particular proxy matter is not addressed in the guidelines) and vote impartially, the Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Committee on how to vote or to cast votes on behalf of BlackRock's clients; and
      o if the Committee determines not to retain an independent fiduciary, or does not desire to follow the advice of such independent fiduciary, the Committee shall determine how to vote the proxy after consulting with the BlackRock Legal and Compliance Department and concluding that the vote cast is in the client's best interest notwithstanding the conflict.

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(10) Such issuers may include investment companies for which BlackRock provides investment advisory, administrative and/or other services.

III.  Voting Guidelines

      The Committee has determined that it is appropriate and in the best interests of BlackRock's clients to adopt the following voting guidelines, which represent the Committee's usual voting position on certain recurring proxy issues that are not expected to involve unusual circumstances. With respect to any particular proxy issue, however, the Committee may elect to vote differently than a voting guideline if the Committee determines that doing so is, in the Committee's judgment, in the best interest of its clients. The guidelines may be reviewed at any time upon the request of any Committee member and may be amended or deleted upon the vote of a majority of voting Committee members present at a Committee meeting for which there is a quorum.

      A. Boards of Directors

      These proposals concern those issues submitted to shareholders relating to the composition of the Board of Directors of companies other than investment companies. As a general matter, the Committee believes that a company's Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company's business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Committee therefore believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Committee may look at a Director nominee's history of representing shareholder interests as a director of other companies, or other factors to the extent the Committee deems relevant.

      The Committee's general policy is to vote:

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#     VOTE and DESCRIPTION
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A.1   FOR nominees for director of United States companies in uncontested elections, except for nominees who
      o have missed at least two meetings and, as a result, attended less than 75% of meetings of the Board of Directors and its committees the previous year, unless the nominee missed the meeting(s) due to illness or company business
      o     voted to implement or renew a "dead-hand" poison pill
      o     ignored a shareholder proposal that was approved by either a majority of the shares outstanding in any year or by the majority of votes cast for two consecutive years
      o failed to act on takeover offers where the majority of the shareholders have tendered their shares
      o are corporate insiders who serve on the audit, compensation or nominating committees or on a full Board that does not have such committees composed exclusively of independent directors
      o on a case-by-case basis, have served as directors of other companies with allegedly poor corporate governance
      o     sit on more than six boards of public companies
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A.2   FOR nominees for directors of non-U.S. companies in uncontested elections, except for nominees from whom the Committee determines to withhold votes due to the nominees' poor records of representing shareholder interests, on a case-by-case basis
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A.3   FOR proposals to declassify Boards of Directors, except where there exists a legitimate purpose for classifying boards
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A.4   AGAINST proposals to classify Boards of Directors, except where there exists a legitimate purpose for classifying boards
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A.5   AGAINST proposals supporting cumulative voting
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A.6   FOR proposals eliminating cumulative voting
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A.7   FOR proposals supporting confidential voting
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A.8   FOR proposals seeking election of supervisory board members
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A.9   AGAINST shareholder proposals seeking additional representation of women and/or minorities generally (i.e., not specific individuals) to a Board of Directors
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A.10  AGAINST shareholder proposals for term limits for directors
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A.11  FOR shareholder proposals to establish a mandatory retirement age for directors who attain the age of 72 or older
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A.12  AGAINST shareholder proposals requiring directors to own a minimum amount of company stock
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A.13  FOR proposals requiring a majority of independent directors on a Board of
      Directors
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A.14  FOR proposals to allow a Board of Directors to delegate powers to a committee or committees
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A.15  FOR proposals to require audit, compensation and/or nominating committees of a Board of Directors to consist exclusively of independent directors
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A.16  AGAINST shareholder proposals seeking to prohibit a single person from occupying the roles of chairman and chief executive officer
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A.17  FOR proposals to elect account inspectors
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A.18  FOR proposals to fix the membership of a Board of Directors at a specified size
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A.19  FOR proposals permitting shareholder ability to nominate directors directly
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A.20  AGAINST proposals to eliminate shareholder ability to nominate directors directly
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A.21  FOR proposals permitting shareholder ability to remove directors directly
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A.22  AGAINST proposals to eliminate shareholder ability to remove directors directly
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A.23  FOR shareholder proposals requiring the position of chair be filled by an independent director unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure
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A.24  FOR precatory and binding resolutions requesting that the board change the company's by-laws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats
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A.25  AGAINST shareholder proposals requiring two candidates per board seat
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A.26  AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care
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A.27  AGAINST indemnification proposals that would expand coverage beyond just legal expenses to liability for acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness
--------------------------------------------------------------------------------
A.28 AGAINST proposals that would expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for at the discretion of the company's board (i.e. "permissive indemnification"), but that previously the company was not required to indemnify
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A.29  FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:
      o If the director was found to have acted in good faith and in a manner that he or she reasonably believed was in the best interests of the company; and
      o     If only the director's legal expenses would be covered
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A.30  AGAINST proposals that provide that directors may be removed only for cause
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A.31  FOR proposals to restore shareholders' ability to remove directors with or without cause
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A.32  AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies
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A.33  FOR proposals that permit shareholders to elect directors to fill board vacancies, provided that it is understood that investment company directors may fill Board vacancies as permitted by the Investment Company Act of 1940, as amended
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

      B. Auditors

      These proposals concern those issues submitted to shareholders related to the selection of auditors. As a general matter, the Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Committee will generally defer to a corporation's choice of auditor, in individual cases, the Committee may look at an auditors' history of representing shareholder interests as auditor of other companies, to the extent the Committee deems relevant.

      The Committee's general policy is to vote:

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B.1   FOR approval of independent auditors, except for
      o auditors that have a financial interest in, or material association with, the company they are auditing, and are therefore believed by the Committee not to be independent
      o auditors who have rendered an opinion to any company which in the Committee's opinion is either not consistent with best accounting practices or not indicative of the company's financial situation
      o on a case-by-case basis, auditors who in the Committee's opinion provide a significant amount of non-audit services to the company
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B.2   FOR proposals seeking authorization to fix the remuneration of auditors
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B.3   FOR approving internal statutory auditors
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B.4   FOR proposals for audit firm rotation, except for proposals that would require rotation after a period of less than 5 years
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

      C. Compensation and Benefits

      These proposals concern those issues submitted to shareholders related to management compensation and employee benefits. As a general matter, the Committee favors disclosure of a company's compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by a corporation's board of directors, rather than shareholders. Proposals to "micro-manage" a company's compensation practices or to set arbitrary restrictions on compensation or benefits will therefore generally not be supported.

      The Committee's general policy is to vote:

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C.1   IN ACCORDANCE WITH THE RECOMMENDATION OF ISS on compensation plans if the
      ISS recommendation is based solely on whether or not the company's plan satisfies the allowable cap as calculated by ISS. If the recommendation of ISS is based on factors other than whether the plan satisfies the allowable cap the Committee will analyze the particular proposed plan.
      This policy applies to amendments of plans as well as to initial approvals.
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C.2   FOR proposals to eliminate retirement benefits for outside directors
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C.3   AGAINST proposals to establish retirement benefits for outside directors
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C.4   FOR proposals approving the remuneration of directors or of supervisory board members
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C.5   AGAINST proposals to reprice stock options
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C.6   FOR proposals to approve employee stock purchase plans that apply to all employees. This policy applies to proposals to amend ESPPs if the plan as amended applies to all employees.
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C.7   FOR proposals to pay retirement bonuses to directors of Japanese companies unless the directors have served less than three years
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C.8   AGAINST proposals seeking to pay outside directors only in stock
--------------------------------------------------------------------------------
C.9 FOR proposals seeking further disclosure of executive pay or requiring companies to report on their supplemental executive retirement benefits
--------------------------------------------------------------------------------
C.10 AGAINST proposals to ban all future stock or stock option grants to executives
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C.11  AGAINST option plans or grants that apply to directors or employees of
      "related companies" without adequate disclosure of the corporate relationship and justification of the option policy
--------------------------------------------------------------------------------
C.12  FOR proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation
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C.13  FOR shareholder proposals - based on a case-by-case analysis - that request the Board to establish a pay-for-superior performance standard in the company's executive compensation plan for senior executives
--------------------------------------------------------------------------------

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C.14  AGAINST executive compensation plans in which there is a no connection between the CEO's pay and company performance (e.g., the plan calls for an increase in pay and when there has been a decrease in company performance
--------------------------------------------------------------------------------
C.15 WITHHOLD votes from the Compensation Committee members when company compensation plan has no connection between executive pay and company performance
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C.16  FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table
--------------------------------------------------------------------------------
C.17 FOR shareholder proposals seeking disclosure regarding the company, Board, or Board committee's use of compensation consultants, such as company name, business relationship(s) and fees paid
--------------------------------------------------------------------------------
C.18 AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation
--------------------------------------------------------------------------------
C.19 FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts
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C.20  FOR shareholder proposals requesting to put extraordinary benefits contained in Supplemental Executive Retirement Plans ("SERP") agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans
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C.21  FOR shareholder proposals requesting to limit the executive benefits provided under the company's supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive's annual salary and excluding all incentive or bonus pay from the SERP's definition of covered compensation used to establish such benefits
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C.22  AGAINST the equity plan if any of the following factors apply:
      o     The total cost of the company's equity plans is unreasonable;
      o The plan expressly permits the repricing of stock options without prior shareholder approval;
      o There is a disconnect between CEO pay and the company's performance; and/or
      o     The plan is a vehicle for poor compensation practices
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C.23  FOR equity plans for non-employee director on a case-by-case basis based on the structure of the plan
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C.24  AGAINST plans if the company has a history of repricing options without shareholder approval, and the applicable listing standards would not preclude them from doing so
--------------------------------------------------------------------------------
C.25  FOR shareholder proposals to put option repricings to a shareholder vote
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

      D. Capital Structure

      These proposals relate to various requests, principally from management, for approval of amendments that would alter the capital structure of a company, such as an increase in authorized shares. As a general matter, the Committee will support requests that it believes enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.

      The Committee's general policy is to vote:

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D.1   AGAINST proposals seeking authorization to issue shares without preemptive rights except for issuances up to 10% of a non-US company's total outstanding capital
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D.2   FOR management proposals seeking preemptive rights or seeking authorization to issue shares with preemptive rights
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D.3   FOR management proposals approving share repurchase programs
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D.4   FOR management proposals to split a company's stock
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D.5   FOR management proposals to denominate or authorize denomination of securities or other obligations or assets in Euros
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D.6   FOR proposals requiring a company to expense stock options (unless the company has already publicly committed to do so by a certain date)
--------------------------------------------------------------------------------
D.7 AGAINST proposals to create a new class of common stock with superior voting rights
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D.8   AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights
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D.9   FOR proposals to create a new class of nonvoting or sub-voting common stock if:
      o It is intended for financing purposes with minimal or no dilution to current shareholders; and
      o It is not designed to preserve the voting power of an insider or significant shareholder
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D.10  AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock)
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D.11  FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable
--------------------------------------------------------------------------------
D.12  FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced
--------------------------------------------------------------------------------
D.13 FOR management proposals to implement a reverse stock split to avoid delisting
--------------------------------------------------------------------------------

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D.14  FOR management proposals to increase the common share authorization for a stock split or share dividend
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D.15  FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms
--------------------------------------------------------------------------------

      E. Corporate Charter and By-Laws

      These proposals relate to various requests for approval of amendments to a corporation's charter or by-laws, principally for the purpose of adopting or redeeming "poison pills". As a general matter, the Committee opposes poison pill provisions.

      The Committee's general policy is to vote:


--------------------------------------------------------------------------------
E.1   AGAINST proposals seeking to adopt a poison pill
--------------------------------------------------------------------------------
E.2   FOR proposals seeking to redeem a poison pill
--------------------------------------------------------------------------------
E.3 FOR proposals seeking to have poison pills submitted to shareholders for ratification
--------------------------------------------------------------------------------
E.4   FOR management proposals to change the company's name
--------------------------------------------------------------------------------
E.5   AGAINST proposals to require a supermajority shareholder vote
--------------------------------------------------------------------------------
E.6   FOR proposals to lower supermajority vote requirements
--------------------------------------------------------------------------------
E.7   AGAINST proposals giving the board exclusive authority to amend the bylaws
--------------------------------------------------------------------------------
E.8 FOR proposals giving the board the ability to amend the bylaws in addition to shareholders
--------------------------------------------------------------------------------
E.9 CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including:
      -    The reasons for reincorporating
      -    A comparison of the governance provisions
      -    Comparative economic benefits, and
      -    A comparison of the jurisdiction laws
--------------------------------------------------------------------------------
E.10 FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes
--------------------------------------------------------------------------------
E.11  FOR proposals to restore, or provide shareholders with rights of appraisal
--------------------------------------------------------------------------------

      F. Corporate Meetings

      These are routine proposals relating to various requests regarding the formalities of corporate meetings.

      The Committee's general policy is to vote:

--------------------------------------------------------------------------------
F.1 AGAINST proposals that seek authority to act on "any other business that may arise"
--------------------------------------------------------------------------------
F.2   FOR proposals designating two shareholders to keep minutes of the meeting
--------------------------------------------------------------------------------
F.3 FOR proposals concerning accepting or approving financial statements and statutory reports
--------------------------------------------------------------------------------
F.4   FOR proposals approving the discharge of management and the supervisory board
--------------------------------------------------------------------------------
F.5   FOR  proposals approving the allocation of income and the dividend
--------------------------------------------------------------------------------
F.6 FOR proposals seeking authorization to file required documents/other formalities
--------------------------------------------------------------------------------
F.7 FOR proposals to authorize the corporate board to ratify and execute approved resolutions
--------------------------------------------------------------------------------
F.8   FOR proposals appointing inspectors of elections
--------------------------------------------------------------------------------
F.9   FOR proposals electing a chair of the meeting
--------------------------------------------------------------------------------
F.10  FOR proposals to permit "virtual" shareholder meetings over the Internet
--------------------------------------------------------------------------------
F.11  AGAINST proposals to require rotating sites for shareholder meetings
--------------------------------------------------------------------------------
F.12 AGAINST proposals that are substantially duplicative (i.e., shareholder proposals that are unnecessary because a management proposal serves the same purpose)
--------------------------------------------------------------------------------

      G. Investment Companies

      These proposals relate to proxy issues that are associated solely with holdings of shares of investment companies, including, but not limited to, investment companies for which BlackRock provides investment advisory, administrative and/or other services. As with other types of companies, the Committee believes that a fund's Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund's investment objective, that the Investment Company Act of 1940 envisions will be approved directly by shareholders.

The Committee's general policy is to vote:

--------------------------------------------------------------------------------
G.1 FOR nominees for director of mutual funds in uncontested elections, except for nominees who
      o have missed at least two meetings and, as a result, attended less than 75% of meetings of the Board of Directors and its committees the previous year, unless the nominee missed the meeting due to illness or fund business
      o ignore a shareholder proposal that was approved by either a majority of the shares outstanding in any year or by the majority of votes cast for two consecutive years
      o are interested directors who serve on the audit or nominating committees or on a full Board that does not have such committees composed exclusively of independent directors
      o on a case-by-case basis, have served as directors of companies with allegedly poor corporate governance
--------------------------------------------------------------------------------
G.2   FOR the establishment of new series or classes of shares
--------------------------------------------------------------------------------
G.3   AGAINST proposals to change a fund's investment objective to nonfundamental
--------------------------------------------------------------------------------
G.4 FOR proposals to establish a master-feeder structure or authorizing the Board to approve a master-feeder structure without a further shareholder vote
--------------------------------------------------------------------------------
G.5 AGAINST a shareholder proposal for the establishment of a director ownership requirement
--------------------------------------------------------------------------------
G.6   FOR classified boards of closed-end investment companies
--------------------------------------------------------------------------------
G.7 AGAINST removal of shareholder approval requirement to reorganize or terminate the trust or any of its series
--------------------------------------------------------------------------------

      H. Environmental and Social Issues

      These are shareholder proposals to limit corporate conduct in some manner that relates to the shareholder's environmental or social concerns. The Committee generally believes that annual shareholder meetings are inappropriate forums for the discussion of larger social issues, and opposes shareholder resolutions "micromanaging" corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

      The Committee's general policy is to vote:

--------------------------------------------------------------------------------
H.1 AGAINST proposals seeking to have companies adopt international codes of conduct
--------------------------------------------------------------------------------
H.2   AGAINST proposals seeking to have companies provide non-required reports on:
      o   environmental liabilities;
      o   bank lending policies;
      o   corporate political contributions or activities;
      o   alcohol advertising and efforts to discourage drinking by minors;
      o   costs and risk of doing business in any individual country;
      o   involvement in nuclear defense systems
--------------------------------------------------------------------------------
H.3 AGAINST proposals requesting reports on Maquiladora operations or on CERES principles
--------------------------------------------------------------------------------
H.4   AGAINST proposals seeking implementation of the CERES principles
--------------------------------------------------------------------------------
H.5 FOR resolutions requesting that a company disclose information on the impact of climate change on the company's operations unless:
      - The company already provides current, publicly available information on the perceived impact that climate change may have on the company as well as associated policies and procedures to address such risks and/or opportunities;
      - The company's level of disclosure is comparable to or better than information provided by industry peers; and
      - There are no significant fines, penalties, or litigation associated with the company's environmental performance
--------------------------------------------------------------------------------
H.6 AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
H.7 FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:
      -     The company does not maintain operations in Kyoto signatory markets;
      - The company already evaluates and substantially discloses such information;
      - Greenhouse gas emissions do not significantly impact the company's core businesses; or
      -     The company is not required to comply with the Kyoto Protocol standards
--------------------------------------------------------------------------------
H.8 AGAINST resolutions that request the disclosure of detailed information on a company's policies related to land use or development unless the company has been the subject of recent, significant fines or litigation stemming from its land use
--------------------------------------------------------------------------------
H.9 AGAINST proposals to publish in newspapers and public media the company's political contributions as such publications could present significant cost to the company without providing commensurate value to shareholders
--------------------------------------------------------------------------------
H.10 AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring contributions can put the company at a competitive disadvantage
--------------------------------------------------------------------------------
H.11 AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which contributions are in the best interests of the company
--------------------------------------------------------------------------------
H.12 AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders
--------------------------------------------------------------------------------
H.13 AGAINST proposals that would call for the adoption of specific committee charter language regarding diversity initiatives unless the company fails to publicly disclose existing equal opportunity or non-discrimination policies
--------------------------------------------------------------------------------
H.14 AGAINST proposals seeking information on the diversity efforts of suppliers and service providers, which can pose a significant cost and administrative burden on the company
--------------------------------------------------------------------------------
H.15 FOR proposals seeking to amend a company's EEO statement in order to prohibit discrimination based on sexual orientation, unless the change would result in excessive costs for the company
--------------------------------------------------------------------------------
H.16 AGAINST proposals to exclude references to sexual orientation, interests, or activities from a company's EEO statement
--------------------------------------------------------------------------------
H.17 AGAINST proposals to extend company benefits to or eliminate benefits from domestic partners. Benefits decisions should be left to the discretion of the company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
H.18 AGAINST proposals to take specific actions or adopt policies that require the company to support legislation to:
      -     label or identify products in a certain manner;
      -     study or evaluate the use of certain company products;
      -     increase animal welfare standards to above those required by law; or
      - engage in political, environmental or social activities that do not directly relate to the economic operations of the company
--------------------------------------------------------------------------------
H.19 AGAINST proposals seeking to have companies provide non-required analyses, information statements or reports in the following areas unless there are compelling investment reasons to request such reports:
      -     environmental liabilities;
      -     bank lending policies;
      -     corporate political contributions or activities;
      - alcohol and tobacco advertising and efforts to discourage use of such products by minors or other groups;
      - costs and risk of doing business in any individual country or the standards of operations in such country;
      -     involvement in nuclear defense systems or other military products;
      -     animal welfare standards;
      -     pricing policies;
      - the use of certain commodities, genetically modified materials or chemicals;
      - sustainability and other perceived political, environmental or social issues that do not directly relate to the economic operations of the company;
      -     charitable contributions made by the company
--------------------------------------------------------------------------------
H.20 CASE-BY-CASE on proposals requesting an economic risk assessment of environmental performance, considering:
      -     The feasibility of financially quantifying environmental risk factors;
      - The company's compliance with applicable legislation and/or regulations regarding environmental performance;
      -     The costs associated with implementing improved standards;
      - The potential costs associated with remediation resulting from poor environmental performance; and
      -     The current level of disclosure on environmental policies and initiatives
--------------------------------------------------------------------------------
H.21 FOR requests for reports disclosing the company's environmental policies unless it already has well-documented environmental management systems that are available to the public
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
H.22 CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering:
      -     Risks associated with certain international markets;
      -     The utility of such a report to shareholders; and
      - The existence of a publicly available code of corporate conduct that applies to international operations
--------------------------------------------------------------------------------
H.23 CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and steps to protect human rights, based on:
      -     The nature and amount of company business in that country;
      -     The company's workplace code of conduct;
      -     Proprietary and confidential information involved;
      - Company compliance with U.S. regulations on investing in the country; and/or
      -     Level of peer company involvement in the country
--------------------------------------------------------------------------------
H.24 CASE-BY-CASE on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.

      In evaluating these proposals, the following should be considered:
      - The company's current workplace code of conduct or adherence to other global standards and the degree they meet the standards promulgated by the proponent;
      -     Agreements with foreign suppliers to meet certain workplace standards;
      -     Whether company and vendor facilities are monitored and how;
      -     Company participation in fair labor organizations;
      -     Type of business;
      -     Proportion of business conducted overseas;
      -     Countries of operation with known human rights abuses;
      - Whether the company has been recently involved in significant labor and human rights controversies or violations;
      -     Peer company standards and practices; and
      -     Union presence in company's international factories
--------------------------------------------------------------------------------

                                Notice to Clients

      BlackRock will make records of any proxy vote it has made on behalf of a client available to such client upon request.(11) BlackRock will use its best efforts to treat proxy votes of clients as confidential, except as it may decide to best serve its clients' interests or as may be necessary to effect such votes or as may be required by law.

      BlackRock encourage clients with an interest in particular proxy voting issues to make their views known to BlackRock, provided that, in the absence of specific written direction from a client on how to vote that client's proxies, BlackRock reserves the right to vote any proxy in a manner it deems in the best interests of its clients, as it determines in its sole discretion.

      These policies are as of the date indicated on the cover hereof. The Committee may subsequently amend these policies at any time, without notice.


----------
(11) Such request may be made to the client's portfolio or relationship manager or addressed in writing to Secretary, BlackRock Equity Investment Policy Oversight Committee, Legal and Compliance Department, BlackRock Inc., 40 East 52nd Street, New York, New York 10022.